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                                                                    EXHIBIT 10

                          GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON,MASSACHUSETTS 02109-2881


                                                      TELEPHONE (617) 570-1000
                                                      TELECOPIER (617) 523-1231

                                October 27, 1997


The Lutheran Brotherhood Family of Funds
625 Fourth Avenue South
Minneapolis, Minnesota 55415

Gentlemen:

     As counsel to The Lutheran Brotherhood Family of Funds (the "Trust"), a Delaware business trust, we have been asked to render our opinion in connection with the proposed issuance by the Trust of an indefinite number of Class A, Class B and Institutional Class shares (the "Shares") of beneficial interest, $.001 par value, of the Trust representing interests in Lutheran Brotherhood Opportunity Growth Fund, Lutheran Brotherhood Mid Cap Growth Fund, Lutheran Brotherhood World Growth Fund, Lutheran Brotherhood Fund, Lutheran Brotherhood High Yield Fund, Lutheran Brotherhood Income Fund, Lutheran Brotherhood Municipal Bond Fund and Lutheran Brotherhood Money Market Fund, all as more fully described in the Prospectuses (the "Prospectuses") and Statement of Additional Information ("Statement of Additional Information") contained in Post-Effective Amendment No. 60 (the "Amendment") to the Trust's Registration Statement on form N-1A (File No. 2-25984) to be filed by the Trust.

     We have examined the First Amended and Restated Master Trust Agreement of the Trust dated September 1, 1993, as amended, the By-Laws of the Trust, records of certain meetings of the Trustees of the Trust, the Prospectuses and Statement of Additional Information contained in the Amendment, and such other documents, records and certificates as we deemed necessary for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, when sold in accordance with the terms of the applicable Prospectus and Statement of Additional Information in effect at the time of sale, will be legally issued, fully paid and non-assessable by the Trust.



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                          GOODWIN, PROCTER & HOAR LLP

The Lutheran Brotherhood Family of Funds
October 31, 1997
Page 2


     We hereby consent to being named in the Prospectuses and Statement of Additional Information contained in the Amendment and to the filing of this opinion as an exhibit to the Amendment.

                                                Very truly yours,

                                                /s/ Goodwin, Procter & Hoar LLP
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                                                GOODWIN, PROCTER & HOAR  LLP